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                                                                   EXHIBIT 10.21


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MEMORANDUM OF AGREEMENT OF LEASE ENTERED INTO AT THE CITY AND DISTRICT OF
MONTREAL IN THE PROVINCE OF QUEBEC ON THE 20th DAY OF JANUARY 1992.

BETWEEN:  CYTREN INDUSTRIAL CORPORATION

          a body politic and corporate duly incorporated, having its head office and principal place of business at 5490 Royalmount, Suite 200, Montreal, Quebec H4P 1H7, hereinacting through and represented by Andre Mani, its officer hereunto duly authorized as he declares,

          (hereinafter called the <LESSOR>),

AND:      GRIFFITH MICRO SCIENCE LTD.

          hereinacting through and represented by Axel Breuer, its officer hereunto duly authorized as he declares, (hereinafter called the <LESSEE>)


1.   DESCRIPTION AND LEASE OF PREMISES

     Lessor, in consideration of the rent, covenants and agreements hereinafter contained on the part of Lessee to be paid, kept and performed, hereby leases to Lessee and Lessee does hereby hire and take from Lessor that designated portion containing approximately TEN THOUSAND NINE HUNDRED AND TWENTY SQUARE FEET (10,920 FT(2)), subject to adjustments based on actual measurements by Lessor and representing SIXTEEN POINT FIVE PERCENT (16.5%) of total rentable area of the building of which the Leased Premises form part, as shown outlined on sketch annexed hereto as Schedule <A>, bearing civic number 2323, 2325 & 2329 46TH AVENUE, LACHINE, QC. H8T 3C9 and being part of the Building erected upon that certain parcel of land known as lot # 895-4, 896-16-2 Parish of Lachine, Registration Division Montreal, City of Lachine (hereinafter referred to as the <Leased Premises>).

     The area is measured from the exterior face of all exterior walls and from the centre line of all interior walls separating the Leased Premises from adjacent premises.

2.   TERM OF LEASE

     The Term of this Lease shall be for THREE (3) YEARS and shall commence on the 1st day of AUGUST 1992 and terminate on the 31st day of JULY 1995 unless sooner terminated under the provisions hereof.

     Should the Lessee continue to occupy the Leased Premises after the expiry of the Term without a written agreement, there shall be no tacit renewal and the Lessee shall pay the Lessor rent and other charges for the period of occupancy as set out in this Lease or renewal thereof, plus fifty percent (50%) thereof, without prejudice to such further damage claims as may be






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available to the Lessor against the Lessee.  However, the Lessee is not to have the right to such occupancy beyond the expiry of the Term.

3.   USE OF PREMISES

     Lessee covenants that the premises shall be used solely for the purpose of: OFFICES, STORAGE AND PROCESSING OF HEALTH CARE PRODUCTS.

There shall be no outside storage permitted of any kind on any part of the land.

4.   NET RENT

     Lessee covenants and agrees to pay the Lessor in lawful money of Canada without deduction, without necessity of any demand thereof abatement or set off, a net annual rental calculated on the basis of $4.70 per square foot, payable in equal consecutive monthly instalments of FOUR THOUSAND TWO HUNDRED AND SEVENTY SEVEN DOLLARS ($4277.00) each payment due in advance on the first day of each month during the Term hereof.

     The rent as herein provided shall be paid to Lessor and/or its nominee at the head office of the Lessor, at 5490 Royalmount, Suite 200, Town of Mount Royal, Quebec H4P 1H7 or at such other place in Canada as shall be designated by Lessor in writing to Lessee.

5.   RENT ON NET RETURN BASIS

     It is intended that the rent provided for in this Lease shall be an absolute net return to Lessor for the Term of this Lease, regardless of the condition of the Leased Premises (subject to Clause #46 of the present), free of any and all costs, expenses of any nature whatsoever, taxes and charges with respect to the Leased Premises, the contents thereof, or the business carried on therein, other than any income or profit taxes which may be levied against Lessor and any interest or amortization charges of Lessor in respect of mortgages or hypothecs and the Lessee shall pay all such costs, expenses and charges.

6.   PROPORTIONATE EXPENSE RENTAL

     Without limiting the obligations of the Lessee, the Lessee shall pay during the Term of this Lease, as additional rental to the Lessor, in the proportion that the area of the Leased Premises bears to the total rentable area of the Building of which the Leased Premises form part, the aggregate of (adjusted in the first and last year of the Term):

6.1.1 TAXES

     The Lessee shall pay, whether they be special or general, its proportionate share of all taxes, property taxes, municipal taxes, school taxes, water & business taxes, rates including local improvement rates, duties and assessments and any tax on capital that may be levied, rated, charged or assessed against or related to the Building and/or all equipment and facilities thereon or therein, and/or the land and appurtenant land on which the Building is situated, and/or any property on or in the Building owned or brought thereon or therein by Lessor or Lessee, and any





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and every of its assignees or sublessees and its and their respective officers, agents, employees, servants, visitors or licensees and/or against Lessor or Lessee in respect thereof, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary, school, or any other body of competent jurisdiction as well as all reasonable expenses related to the contestation of any part of said charges, all of which may be referred to as Taxes.

6.1.2 CHANGE IN TAXING SYSTEM

      If, during the term of the Lease, any fiscal authority makes any change, either by statute, regulation, or otherwise, in the method of taxation, such that any of the said Taxes are replaced or changed, or if a new tax or form of tax or assessment or the like is charged or imposed, and whether such new tax is imposed on the Lessor or on the rents or revenues of the Immoveable of which the Leased Premises form part, or the rents or revenues of leasing the Immoveable, or any part thereof, the word "Taxes" will include such new tax, assessment or the like. If any fiscal authority eliminates any tax, assessment or the like, presently forming part of the Taxes, the Lessor will eliminate such tax, assessment or the like from the Taxes.

6.2   INSURANCE

      The Lessee shall pay its proportionate share of all premiums with respect to insurance to be placed by Lessor and described as follows:--

(i) Fire, extended Coverage and Malicious Damage insurance for the full insurable value procurable at the time, of the Building, its improvements and equipment and in addition upon the full annual rental income thereof;

(ii) Broad Boiler and Unfired Pressure Vessels insurance, including Repair or Replacement and rental income coverages in an amount reasonably satisfactory to Lessor;

(iii) Such other insurance as institutional lenders may require or as it may be or may become customary for owners of property to carry as respects loss of or damage to the Leased Premises or liability arising therefrom. The aforesaid insurance premiums shall include an amount reasonably determined as being equivalent to a fair premium for the deductible portion of the insurance policy in question, provided that the total sum payable by the Lessee shall not exceed the amount that would be payable by Lessee if the insurance policy would not have any deductible portion. Lessee will pay the amount of any increase in insurance premiums on the whole of the Building of which the Leased Premises form part if such increase is caused by Lessee's operations in the Leased Premises.

6.3   OTHER EXPENSES

      Without limiting the generality of the foregoing, the Lessee shall pay its proportionate share of all costs related to the maintenance and repair and reasonable replacement of the washrooms, corridors, malls, driveways and parking, heating and air-conditioning equipment and services and all other equipment, areas, and all facilities and services available at the





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commencement of the Term or added or provided at any time thereafter, (should such services, etc. be and to the extent that they are available).

     The Lessee shall furthermore pay its proportionate cost of the expense incurred to keep the exterior of the Leased Premises in good order and condition and to provide winter and summer exterior ground maintenance.

     The Lessee undertakes to pay to the Lessor an administrative fee of fifteen percent (15%) of all sums due to the Lessor under this Lease, save for the monthly net rental. Notwithstanding the above, where certain expenses relate only to a portion of the Building in which the Lessee is located, then the proportion shall be that which the area of the Leased Premises bears to the portion of the Building in question.

7.   LESSEE'S CONTRIBUTION

     Notwithstanding anything to the contrary hereinabove contained, the Lessor may, instead of billing individually for taxes and other items to be paid by the Lessee, as hereinabove stipulated, estimate the amounts payable by the Lessee under the provisions of this Lease for such periods as the Lessor may determine, (but not exceeding twelve months) the Lessee hereby agreeing to pay to the Lessor such amounts in monthly instalments in advance to cover Lessor's estimated disbursements during said period together with the rental payments as hereinabove provided. Following the expiration of the period for which such estimated payments have been made, the Lessor shall deliver to the Lessee a statement of the actual costs payable pursuant to clause 6. If the amounts actually due by the Lessee for such period exceed the amount so collected by the Lessor, the Lessee shall pay same forthwith upon receipt of said statement, and if the amounts due by the Lessee for the said period are less than the amount actually collected by the Lessor, then the Lessor may remit same forthwith or credit same to the next ensuing payments becoming due by the Lessee to the Lessor.

     All sums due by the Lessee to the Lessor in virtue of this Lease, whether under this clause or otherwise, will be considered as rent for all legal purposes.

     The Lessee hereby agrees, to present to the Lessor, at the beginning of each calendar year throughout the Term of the Lease, a series of monthly post-dated cheques for the period of the ensuing calendar year, in amounts fixed in accordance with Clauses 4 and 7.

     Late Payments: The acceptance by the Lessor of any postdated cheque or money due for rent after its due date is to be considered as a mode of collection only, without novation of, nor derogation from, any of the Lessor's rights, recourses and actions in virtue of this Lease which demands punctual payment of all obligations.

8.   TAXES, ASSESSMENTS, ETC.

8.1 Lessee will in each and every year during the Term of this Lease pay and discharge or cause to be paid and discharged, all business taxes, licence fees, public utility charges, water rates, sewer rates and other like fees, charges, rates and assessments that may be





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     levied, charged, rated or assessed against the Leased Premises and/or all equipment and facilities thereon or therein, and/or any property on the Leased Premises owned or brought thereon by Lessor or Lessee, and any and every of its assignees or sublessees and its and their respective officers, agents, employees, servants, visitors or licensees and/or against Lessor or Lessee in respect thereof, and every tax and licence fee in respect of any and every business carried on therein, or in respect of the occupancy of the Leased Premises by Lessee (and any and every of its assignees or sublessees) whether such licence fees, charges, rates, assessments and taxes are charged by a municipal, parliamentary, school or any other body of competent jurisdiction, and all charges for public utilities including electric current, gas, water, steam or hot water used upon or in respect of the Leased Premises and for fitting, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such utilities; and will indemnify, and keep indemnified Lessor from and against payment of all losses, costs, charges and expenses occasioned by, or arising from any and every such licence fee, charge, rate, assessment and tax. Lessee will furnish to Lessor within ten (10) days after the date on which the same become due and payable, receipts or other appropriate evidence as to the payment of each such tax, rate, charge, assessment duty and licence fee.

8.2 The Lessee undertakes to pay, or cause to be paid, during the term of this Lease, all goods and services taxes, value added taxes, and all similar taxes, assessed presently or in the future on or with respect to the Rent and/or any other sum payable to the Lessor or for the benefit of the Lessor, and regardless of the party on whom all such taxes may be imposed by any fiscal authority.

8.3 If pursuant to any law or regulation or the like, any said taxes or assessment is or becomes payable by the Lessor or by owners of property, or if the method of collection of such taxes or assessments is changed such that the Lessor is subject to them rather than the Lessee, the Lessee undertakes to reimburse the Lessor, within seven (7) days of a request made to the Lessee to do so, the Lessee's share of all sums so charged or assessed against the Lessor, which shall be the proportion that the area of the Leased Premises bears to the total leased area of the Building, and the Lessee shall indemnify the Lessor and hold the Lessor harmless from all the costs and expenses related thereto.

9.   LESSEE'S INSURANCE

     Lessee covenants that nothing will be done or omitted to be done whereby any policy shall be cancelled or the premises rendered uninsurable.

     The Lessee shall, at its expense, procure and maintain at all times during the continuance of this Lease, such insurance as will protect the Lessee and the Lessor from any claim for personal injury including death, and for property damage in any way arising out of or attributable to the exercise by the Lessee, or others, of any of the privileges or rights herein granted. This insurance shall provide a combined minimum limit of $2,000,000 or such higher amount as





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Lessor may reasonably require for personal injury and property damage and shall extend to cover any liability assumed by the Lessee under this Lease.

The Lessee shall forward to the Lessor the original of the insurance policy and evidence of renewals thereof during the continuance of this Lease. The Lessee hereby agrees and understands that the placing of such insurance shall in no way relieve the Lessee from any obligation assumed under this Lease, and that failure by the Lessee to remit to Lessor, within ten (10) days of demand, proof of the above-mentioned coverage will entitle the Lessor to obtain said insurance and to charge Lessee for same.

10.  UTILITIES & HEATING

     The Lessee shall pay for its electricity, water, heat, gas, telephone, pest control, garbage removal and all public utilities with respect to the Leased Premises, and shall keep the premises suitably heated.

11.  MAINTENANCE AND REPAIRS

     Notwithstanding the provisions of articles 1604 (2) & 1605 and 1627 of the Civil Code of the Province of Quebec, the Lessee, at its own expense, shall operate, maintain and keep the Leased Premises including all facilities, equipment and services, both inside and outside, available to the Lessee exclusively, in such good order and condition, both inside and outside, as they would be kept by a careful owner, and shall promptly make all needed repairs and replacements to the Leased Premises (save and except for structural defects or repairs which shall be defined as being repairs or replacements to the foundations, bearing walls and roof steel deck), which a careful owner would make, including, without limitations, the water, gas, drain and sewer connections, pipes and mains, electrical wiring, water closets, sinks and accessories thereof, and all equipment belonging to or connected with the Leased Premises or used in its operation.

     The Lessee undertakes to obtain and pay for full maintenance, repair and replacement services and/or insurance contracts as may be available from firms approved by the Lessor (such approval not to be unreasonably withheld), with respect to the maintenance, repair and replacement of the heating, ventilating and air conditioning equipment, if provided in the Leased Premises, the whole without prejudice to the other obligations of the Lessee with respect to such equipment. The Lessee shall forward, without any further demand, to the Lessor copies of such contracts and evidence of renewals thereof during the continuance of this Lease.

12.  IMPROVEMENTS AND ALTERATIONS

     Lessee shall have the right to make at its own expense, subject to the prior written consent of the Lessor, whose consent may not be unreasonably withheld, additions, alterations and changes in and to the Leased Premises provided however, that no such work shall be commenced except with the prior written consent of Lessor and except on compliance with the following conditions:






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     a) Lessee shall furnish to Lessor plans and specifications showing in reasonable complete detail the work proposed to be carried out and the estimated cost thereof and Lessor shall approve or reject such plans and specifications within thirty (30) days after receipt of the same. If such plans and specifications are approved, all work shall be carried out in compliance with the same;

     b) The value of the Leased Premises shall not, as a result of any work proposed to be carried out by Lessee, be less than the value of the Leased Premises before the commencement of such work and Lessor shall be the sole judge of such value;

     c) All work shall be carried out with reasonable dispatch and in a good workmanlike manner and in compliance with all applicable permits, authorizations and building and zoning by-laws and with all regulations and requirements of all competent authorities having jurisdiction over the Leased Premises;

     d) In all events, Lessee shall be required to use Lessor's mechanical, electrical and plumbing trades for Lessee's mechanical, electrical and plumbing requirements, which shall be coordinated by Lessor at Lessee's expense;

     e) The Leased Premises shall at all times be free of all conditional bills of sale, pledges, registered privileges, workmen's and suppliers' liens and other similar liens and charges. Lessor may require Lessee to furnish security satisfactory to Lessor guaranteeing the completion of the work and the payment of the cost thereof free and clear of all conditional bills of sale, pledges, privileges, workmen's and suppliers' liens and other similar liens and charges, as well as for the replacement of the Leased Premises to their former state, as specified in clause 21 below;

     f) Lessee shall maintain Worker's Compensation insurance covering all persons employed in connection with the work and shall produce evidence of such insurance to Lessor and shall also maintain such general liability insurance for the protection of Lessor and Lessee as Lessor may require.

     g) All work, when completed, shall be comprised in, and form part of the Leased Premises and shall be subject to all the provisions of this Lease and Lessee shall not have any right to claim compensation therefor and the same shall not be removed by Lessee on termination of this Lease, unless the Lessor requests that part or all of it be removed, in which case the Lessee shall comply and shall repair any damage related thereto or caused thereby.

     h) Should the Lessee, after having obtained written consent from the Lessor, effect changes in the partitions or otherwise modify the Leased Premises, and accordingly had to relocate or modify the heating and, if applicable, the air conditioning equipment, such changes and/or modifications would have to be effected at the sole cost and risk of the Lessee.






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13.  INSPECTION AND REPAIR

     Lessor and its agents shall have the right, at all reasonable times during the Term of this Lease to enter the Leased Premises to examine the condition thereof and to ascertain whether Lessee is performing its obligations hereunder, and Lessee shall make any repairs and/or sign the necessary service contract which Lessor deems necessary as a result of such examination. If Lessee fails to make any such repairs and/or sign the necessary service contract within thirty (30) days after notice from Lessor requesting Lessee so to do, provided that such repairs may reasonably be made within the said period, Lessor may, without prejudice to any other rights or remedies it may have, make such repairs and charge the cost thereof to Lessee together with an administration fee of 15%. Nothing in this Clause shall be construed to obligate or require Lessor to make any repairs but Lessor shall have the right at any time to make any emergency repairs without notice to Lessee and charge the cost thereof to Lessee. Any costs chargeable to Lessee hereunder shall be payable forthwith on demand as additional rent. Lessor will be entitled to request from Lessee a deposit or acceptable bank guarantee equivalent to the value of said needed repairs until Lessee completes them.

14.  FURNISH STATEMENT

     Lessee shall from time to time at the request of Lessor produce to Lessor satisfactory evidence of the due payment by Lessee of all payments required to be made by Lessee under this Lease.

15.  FAILURE OF LESSEE TO PERFORM

     If Lessee fails to pay any taxes, rates, insurance premium, charges or debts which it owes or has herein covenanted to pay or has undertaken to contract, Lessor may pay or contract the same and shall be entitled to charge the sums so paid or contracted to Lessee who shall pay them forthwith on demand together with an administration fee of 15%, as additional rent and Lessor, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of rent in arrears under the Terms of this Lease; all arrears of rent and any monies paid by Lessor or due by Lessee to Lessor under this Lease, shall bear interest at the rate of twenty four percent (24%) per annum or two (2%) percent per month from the time such arrears become due until paid to Lessor. Lessor may demand such sums from Lessee even before payment by Lessor.

16.  DEFAULT

     Without prejudice to all of the rights and recourses available to the Lessor, the following shall be considered special defaults under the Terms of this Lease;

     a) in the event that Lessee shall be in default under any provision of this Lease providing for the payment of rent or additional rent and such default shall continue for ten (10) days after the due date;






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     b) in the event that Lessee shall be adjudicated a bankrupt or make any general assignment for the benefit of creditors, or take, or attempt to take, the benefit of any insolvency or bankruptcy Act, or if a petition in bankruptcy shall be granted against Lessee, or if a receiver or trustee be appointed for the property of Lessee, or any part thereof, or any execution be issued pursuant to a judgment, rendered against Lessee or pursuant to this Lease, or if the estate of Lessee hereunder be transferred or pass to or devolve upon any other person or corporation by operation of law; or if the Lessee abandons the Leased Premises or if they are vacant or unattended for more than ten (10) days, or occupied by persons other than the Lessee without Lessor's written consent; or

     c) in the event that Lessee shall be in default in observing any covenant herein contained and/or performing any of its obligations contained in the Lease (other than a default in the payment of rent or additional rent) and such default shall continue for thirty (30) days after written notice specifying such default shall have been given to Lessee by Lessor.

     In the event of any special default under the Terms of this Lease, the Lessor without prejudice to any rights or remedies it may have hereunder or by law shall have the right to terminate this Lease forthwith upon written notice given to Lessee by Lessor. Lessee upon such a termination of this Lease shall thereupon quit and surrender the Leased Premises to Lessor and Lessor, its agents and servants, may immediately or at any time thereafter, re-enter the Leased Premises and dispossess Lessee, and remove any and all persons and any or all property therefrom whether by summary dispossession proceedings or by any suitable action or proceeding at law, or otherwise without being liable to prosecution or damages therefor.

     In case of any termination, or in case Lessee, in the absence of such termination, shall be dispossessed by or at the instance of Lessor in any lawful manner, whether by force or otherwise, rent for the balance of the original Term of the Lease shall immediately become due and payable and this Lease shall immediately, at the option of the Lessor, become forfeited and terminated and the Lessor may, without notice or any form of legal process, forthwith re-enter upon and take possession of the Leased Premises and remove the Lessee's effects therefrom, the whole without prejudice to and under reserve of all of the rights and recourse of the Lessor to claim any and all losses and damages sustained by the Lessor by reason of and arising from any default of the Lessee.

     In the event of the bankruptcy of the Lessee, the Lessor shall be entitled to rent for the following three (3) months, as accelerated rent, without prejudice to all of the other rights of the Lessor under the circumstances.

17.  LIQUIDATION SALES, ETC.

     The Lessee undertakes not to carry out or permit a bankruptcy or liquidation sale or sale of second hand goods, war surplus goods, insurance salvage stock or auction in or from the Leased Premises. The Lessee acknowledges that a violation of the present clause will cause irreparable injury to the Lessor and consents to the Lessor enforcing the present clause by way of interim and interlocutory injunction, without prejudice to such other rights as the Lessor may have under the circumstances.






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18.  EXPIRATION OF LEASE

     The Lessee shall at the expiration or sooner termination of the Term of this Lease peaceably surrender and yield up unto Lessor the Leased Premises together with all buildings, alterations, replacements, additions, erections, and improvements (leasehold or otherwise), including, but not limited to electrical installations, electric or other fixtures, offices, partitions, divisions, showrooms, air-conditioning and heating equipment, panelling, built-in furniture, wall-to-wall carpets, attached carpets or other floor coverings, attached cabinets, attached conveyor systems, attached racks, or other attached equipment, wiring, switches, meters, meter boxes and transformers, which at any time during the Term hereof shall be placed, made, installed, fixed or attached therein or thereon by the Lessee, in good repair and condition, subject to reasonable wear and tear only, and without any compensation whatsoever being allowed to the Lessee for same. Lessee shall not remove or alter any of the foregoing during the Term of the Lease or Renewal or Extension thereof, without the written consent of the Lessor. However, the Lessor shall have the right to require the Lessee, prior to or after the termination of the Lease or any renewal or extension thereof, to remove any or all of the foregoing items, in which case the Lessee shall remove the items requested to be removed, repairing any damage related thereto or caused thereby, and to the extent required by the Lessor, the Lessee shall leave the Leased Premises in their original good and clean state and condition, subject to reasonable wear and tear.

     The Lessee shall give the Lessor six (6) months written notice prior to the date of termination of this Lease or any renewal thereof, of its intention to vacate the Leased Premises, failing which the Lessor may, at its option, give written notice to the Lessee within a period of not less than thirty (30) days before the date of termination of the Lease that the Lease is renewed for a further period of twelve (12) months, and upon the Lessor giving such written notice, the Lease shall be thereby so renewed at the rent and other terms and conditions as may then apply.

19.  SIGNS

     Lessor shall have the right at all times during the Term of this Lease to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed, so as not to interfere with the business of the Lessee, stating that the Leased Premises are for sale and for nine (9) months prior to the termination of this Lease, Lessor shall have the right to place upon the Leased Premises a similar notice that the Leased Premises are for rent and Lessee will not remove such notice or knowingly permit same to be removed.

     Lessor shall have the right to exhibit the Leased Premises from time to time to any insurer, prospective mortgagee, purchaser or Lessee at all reasonable hours.

     Any exterior signs or any signs visible from the exterior will be subject to the Lessor's prior approval in writing and installation if approved will be at the sole expense of the Lessee. All such signs shall comply with the lawful requirements of municipal and governmental authorities.






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20.  SUBLETTING BY LESSEE

     Subject to the provisions hereinafter detailed, the Lessee shall have the right to sublet the Leased Premises or any portion thereof or assign its rights in the present Lease with the consent of the Lessor which consent shall not be unreasonably withheld and providing that the Leased Premises are utilized only for the purposes stipulated in Clause 3 hereof. Notwithstanding such subletting and assignment, the Lessee shall remain jointly and severally liable with such sublessee or assignee for the performance of all the terms and conditions of the present Lease.

     If the Lessee wishes to so sublet or assign, it must submit to the Lessor a copy of the offer to sublet or assign, together with a request for consent of the Lessor, and the Lessor shall have thirty (30) days from receipt thereof to take the Leased Premises or portion in question as sublessee at the same rental rate and other terms and conditions of this Lease or, at the Lessor's option, to cancel this Lease as of the effective commencement date of such offer to sublet or assign.

     However, should the Lessor not exercise its right to take the Leased Premises as sublessee, or to cancel this Lease, the Lessor shall not thereby be precluded from withholding its consent to the said sublet or assignment, provided said consent shall not be unreasonably withheld.

21.  DESTRUCTION OF PREMISES

     Provided, and it is hereby expressly agreed that if and whenever during the Term hereby leased, the Building or the portion of the Building hereby leased shall be destroyed or damaged by fire, lightning or tempest, or any of the other perils insured against under the provisions of Clause 6 (b), then and in every such event;

     a) if the damage or destruction is such that the portion of the Building hereby leased, or the Building is rendered wholly or partially unfit for occupancy or it is impossible or unsafe to use and occupy it and if in either event the damage, in the opinion of Lessor to be given to Lessee within thirty
(30) business days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, then either Lessor or Lessee may within five (5) days next succeeding the giving of the Lessor's opinion as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the term hereby leased shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which Lessee is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither Lessor or Lessee so terminate this Lease, the Lessor shall repair the said Building (excluding the Lessee's Leasehold Improvements) with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Lessee to use and occupy the Leased Premises;

     b) if the damage be such that the portion of the Building hereby leased is wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy it but if in either event the damage, in the opinion of Lessor, to be given to Lessee within thirty (30) business days from the happening of such damage, can be repaired with reasonable diligence within one hundred and eighty (180) days of the happening of such damage, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Lessee to use and occupy the Leased Premises and Lessor shall repair the damage (excluding the Lessee's Leasehold Improvements) with all reasonable speed;

     c) if, in the opinion of the Lessor, the damage can be made good, as aforesaid, within one hundred and eighty (180) days of the happening of such destruction or damage and the damage is such that the portion of the Building leased is capable of being partially used for the purposes for which it is hereby leased, then until such damage has been repaired the rent shall abate in the proportion that the part of the portion of the Building leased is rendered unfit for occupancy bears to the whole of the said portion of the Building leased and Lessor shall repair the damage (excluding the Lessee's Leasehold Improvements) with all reasonable speed.

     Notwithstanding the above, should the Building and/or Leased premises be totally destroyed then Lessor shall have the right to relocate Lessee in comparable space in the vicinity of the Building within a reasonable time period but in no case later than the dates mentioned above.

     Should any mortgage creditor who may have an interest in any insurance proceeds refuse to permit the use of such proceeds for the repair, replacement, rebuilding and/or restoration as hereinabove provided and for the payment of amounts expended for such purposes, then the Lessor's obligation to repair or rebuild as provided for hereinabove shall cease and shall be null and void and the Lease shall be cancelled effective as of the date of the damage, unless, the Lessor, at the Lessor's sole option, chooses to repair or rebuild.

22.  COMPLIANCE WITH LAWS AND REGULATIONS

     The Lessee shall, at its own expense, promptly comply with the requirements of every applicable statute, law and ordinance and with every applicable lawful regulation or order with respect to the removal of any encroachment placed by the Lessee, or to the condition, equipment, maintenance, or use or occupation of the Leased Premises, including the making of any alteration, addition in or to any structure upon, connected with or appurtenant to the Leased Premises, whether or not such alterations be structural or be required on account of any particular use to which the Leased Premises or part thereof may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties hereto; and shall comply with any applicable regulation, recommendation or order of the Insurer's Advisory Organization, or any body having similar functions or of any liability or fire insurance company by which the Lessor and/or the Lessee may be insured.

23.  LESSOR'S PRIVILEGE

     Lessee covenants with Lessor to furnish the Leased Premises with and to maintain at all times thereon a sufficient quantity of furniture, fixtures and other effects free of any liens or rights of third parties to secure the payment of at least twelve months' rent and rental accessories.

It is further agreed that all goods, chattels, fixtures and other moveable property owned by Lessee which are, or may be, put into the Leased Premises during the Term hereof, shall at all times be subject to a privilege in favour of Lessor, and chargeable for all rent hereunder and the fulfillment of all other covenants and agreements herein contained, and Lessee declares that all the moveable effects owned by Lessee and which Lessee places in the Leased Premises shall be subject to Lessor's privilege, and free of any liens or rights of Third parties unless Lessor specifically agrees in writing to any Third Party liens or rights. In the event of any default of the Lessee under this clause, the Lessee undertakes to provide to the Lessor alternate security equivalent to twelve (12) months rent and rental accessories, such as cash, or a satisfactory commercial bank guarantee.

24.  INDEMNIFICATIONS

     Except if caused directly by the gross negligence of the Lessor, the Lessor shall not be liable nor responsible in any way for any injury of any nature whatsoever that may be suffered or sustained by the Lessee or any employee, agent or customer of the Lessee or any other person who may be upon the Leased Premises or for any loss of or damages to any property belonging to the Lessee or to its employees or to any other person while such property is on the Leased Premises and in particular (but without limiting the generality of the foregoing) the Lessor shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue, or flow from any part of the Building or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any lessee, but the Lessor shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Lessee, after notice of same, when it is within its power and obligations so to do. Nor shall the Lessee be entitled to any abatement of rental in respect of any such condition, failure or interruption of service.

     The Lessee will indemnify and save harmless the Lessor from and against all fines, liability, damages, suits, claims, demands and actions of any kind or nature which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessee of any covenant, term or provision hereof or by reason of any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any person or persons including the Lessor by reason of any such breach, violation or non-performance or of any wrongful act, neglect or default on the part of the Lessee or any of its employees, officers, agents, suppliers, or invitees.

25.  ASSIGNMENT BY LESSOR

     Lessee hereby covenants and agrees that it will, if and whenever reasonably required by Lessor at Lessor's expense, consent to and become a party to any instrument or instruments permitting a mortgage, trust deed or hypothec to be placed on the Leased Premises hereinabove described or any part thereof of which the Leased Premises are a part as security for any indebtedness covered by the said trust deed, mortgage or hypothec and subordinating this Lease to the said trust deed, mortgage or hypothec. Such consent by Lessee will not diminish the rights of Lessee under this Lease provided the Lessee is not in default under the terms and conditions of this Lease.

26.  FLOOR LOADING

     Lessee shall not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight or size might damage the Leased Premises and will not at any time overload the floors of the Leased Premises and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of Lessee or any of its invitees, agents or employees or any person having business with Lessee, Lessee will forthwith pay to Lessor the cost of making good the same.

27.  CONDITION OF LEASED PREMISES

     The Lessee acknowledges having examined the Leased Premises and accepts same in their present state, without any expressed or implied representation or warranties from the Lessor and without any warranties against apparent or latent defects and without any recourse against Lessor based on the nature, state or use of the Leased Premises or based on its utilization or the utilizations of the Leased Premises or part of same which could be affected.

28.  OCCUPANCY

     If the Lessor is unable to give possession of the Leased Premises to the Lessee on the date of commencement of the Term due to the non-completion of construction, repairs, improvements, additions, or alterations to the Leased Premises, or the Building containing same, the Lease shall not be void or voidable nor shall the Lessor be liable for any loss or damage resulting therefrom. However, the rent payable hereunder shall abate until the Leased Premises are substantially completed for the purposes intended.

     Should the reason for the Lessor's delay in substantially completing the Leased Premises be attributable to the Lessee, the Rental Commencement Date shall be deemed to be the date the Lessor would have substantially completed the Leased Premises for the purposes they were intended, if the Lessee had not delayed such completion, and in such case the Lessor shall deliver to the Lessee a letter specifying such date. The letter of the Lessor shall be final and binding on the Lessee.

     Should the Lessee take occupancy of the Leased Premises prior to the commencement date of the Term, the Lessee shall from the date of such possession be bound by all the provisions of this Lease (save for the payment of Minimum Net Rent), and without limiting the generality of the foregoing the Lessee shall be liable for all damages caused by its actions or omissions or those of its contractors, sub-contractors, agents, servants and employees. The Lessee acknowledges that should there be work to be effected by the Lessor, it shall be carried on during the Lessee's occupancy and therefore, the Lessee will not hold the Lessor responsible for any delays, damage, theft, fire or any other unforseen event that may occur. The Lessor will commence and terminate the work as outlined in the Lease at its earliest convenience.

29.  PERMITS, ETC.

     The Lessee shall obtain all necessary permits and licenses required for the occupancy and carrying on of its business, the Lessor making no warranties whatsoever regarding zoning, permits and licences which may be required by the Lessee. Should the Lessee fail to obtain any required permit and/or licence, it shall remain bound to perform its obligations under the present Lease.

30.  RULES AND REGULATIONS

     The Lessor shall have the right to make reasonable rules and regulations as in its discretion may from time to time be needful for the safety, care, cleanliness and proper administration of the Building including the Leased Premises, and for the preservation of good order therein, and the same shall be observed and performed by the Lessee and by the clerks, servants, employees, agents, invitees and customers, of the Lessee, and all such rules and regulations now or hereafter to be established by the Lessor as herein provided shall form part of this Lease as if now set forth at length herein.

31.  ACCESS TO LEASED PREMISES

     A) The Lessor shall have the right of access to the Leased Premises to perform such work as it chooses to do upon the Leased Premises, the Lessee renouncing any claim to any indemnity or diminution of rent, provided the same be carried out with reasonable diligence.

     B) The Lessee, its employees, agents and customers will have access to the Leased Premises at all times; should the Lessee, its employees, agents and customers wish to use any land of the Lessor adjacent to the Leased Premises to enter or leave the Leased Premises, they undertake to use at their risk the way specifically designated for such purpose by the Lessor, and they may also use at their risk and in common with others, the parking and shipping areas designated by the Lessor, if provided;

     C) The Lessor reserves the right to change or relocate the said roadways, parking or shipping areas, at its convenience and in its sole discretion;

     D) The Lessee will not use the said roadways, parking or shipping areas for any other purpose except for parking in the spaces designated or as access to the Leased Premises or shipping areas as designated by the Lessor;

     E) The Lessee, its employees, agents and customers may at their risk use, in common with others who will have obtained the permission of the Lessor, all common corridors, stairways, or vestibules of the Building providing access to the Leased Premises, if available, as well as common parking and access roads to the Building;

     F) The Lessor will with reasonable diligence maintain all such common access roads, parking areas, shipping areas, corridors, stairways, vestibules, or other common areas giving access to the Leased Premises and the Lessee will pay to the Lessor all such maintenance costs as provided for in Article 6 (c) hereof.

32.  INCONVENIENCE

     The Lessee will not hold the Lessor in any way responsible for any damages or annoyance which the Lessee may sustain through the fault of any Lessee or Lessees who occupy any Leased Premises adjacent to, near or above the Leased Premises, and not use the Leased Premises for any purpose, notwithstanding anything stated herein, which may cause noise, disturbance or noxious odour, to the discomfort of the other Lessees and neighbours, and renounces to any claims it may have or acquire against the Lessor under Article 1636 of the Civil Code of the Province of Quebec.

33.  EXPROPRIATION

     In the event that all or part of the Leased Premises are expropriated, which would prevent the use or occupation of the inside floor space of the building (which forms the major part of the Leased Premises), in whole or in part, then the Lessee shall be entitled to a diminution of the rental payable hereunder during the period and for the area of eviction only. Such diminution of rent shall be reckoned from the date the Lessee is forced to vacate the said inside floor space and shall be calculated on a pro-rata basis, the whole without any other claims by the Lessee against the Lessor for any loss or damages occasioned by said eviction and/or loss of use.

34.  EXTENSIONS & LOCATION

     The Lessor shall have the right at its option and from time to time during the Lease term to make extensions and/or additions and/or to add one or more additional floors or storeys onto all or part of the building comprising the Leased Premises.

     In the event the Lessee exercises said option, the Lessee agrees to permit the Lessor to install and/or to extend and/or to add the required improvements including supports, beams, wiring, piping, stairways, elevators, ramps, vents, ducts, shafts and openings for view or light and the like and to close all borrowed lights and the windows and openings which may be required to be closed as a consequence of such construction, the whole without any claims for disturbance and/or inconveniences and the like which may be caused to the Lessee, provided always that the required work is carried out within a reasonable delay and that this clause shall not absolve or release the Lessor from Liability in respect for damages or any loss caused to the Lessee as a consequence of any wilful act of the Lessor, its employees or representatives as a consequence of said additions and/or extensions and provided that the Lessee shall be granted a proportionate reduction in rent as compensation for loss of use of its inside floor space (during the period and for the area of loss only). All the foregoing without any other claims by the Lessee against the Lessor for damages and loss of use.

     In the event any such change results in additional land being utilized to service the Building, such additional land shall be deemed included in the land appurtenant to the Building for all purposes. In the event any change contemplated herein results in a change in the rentable area of the Building, the Lessee's Proportionate Share shall be modified accordingly.

     Lessor shall furthermore have the right at any time or from time to time, either during the term of the Lease or prior to the date of coming into force thereof, to change the location of the Leased Premises, containing approximately the same area, by giving Lessee a thirty (30) days written notice. Should the Lessor desire to move Lessee, the cost of moving Lessee's equipment, furniture and the like shall be made at Lessor's expense, the Lessee to have no claims against Lessor for business interruption, inconvenience and the like.

     Should the Lessee's remaining Term in the new location be less than six
(6) months and Lessee & Lessor have not agreed on an extension then Lessor shall have the right to cancel this Lease at its sole discretion.

35.  COSTS & REGISTRATION

     The Lessee shall not register this Lease otherwise than by memorial and then only after receiving the prior written consent of the Lessor to such memorial. Such memorial may only mention the land description, area of the Leased Premises and the Term of the Lease but there shall be no reference to Rent or other financial matters. Upon the termination of this Lease, the Lessee shall radiate, at its expense, the registration of such memorial, the Lessee hereby expressly and irrevocably appointing the Lessor as attorney for the Lessee with full power and authority to radiate such memorial and to execute and deliver in the name of the Lessee any instruments or certificates required for such purpose. The Lessee hereby undertakes to forthwith sign and deliver to the Lessor any further power of attorney or document which the Lessor may request to confirm the foregoing. The Lessor shall furthermore have the right to require a reasonable deposit to cover the cost of such radiation should he be obliged to effect same.

36.  SECURITY DEPOSIT

     Any prepaid rent or security deposit or other security given to the Lessor shall be security for the performance of all of the obligations of the Lessee under this Lease or any renewal or extension thereof.

     In the event of the termination or cancellation of this Lease or of any extension or renewal thereof prior to the contractual termination date by the fault of the Lessee, then any prepaid rent or sums remitted to the Lessor as security shall vest with the Lessor without prejudice to the Lessor's claim for accelerated rent or damages or other sums due.

37.  COLLECTION

     Should any rental payments and/or any sums due under this Lease be unpaid for more than ten (10) days, or cheques covering same be returned by the bank, Lessee agrees to remit a further amount equivalent to fifteen percent (15.0%) of that late or returned payment to cover

Lessor's administrative costs. Such additional sums shall be payable in addition to any costs which the Lessee is obliged by law to pay to its attorneys and in addition to any damage for which the Lessee may be liable to the Lessor. Such additional sums shall be deemed to be additional rent and may be collected as such.

38.  CONSTITUTE OR TENURE SYSTEM ACT

     The Lessee hereby renounces any rights which it may have or acquire under the Constitute or Tenure System Act 1964 R.S.Q., Chapter 322, to purchase or acquire the land hereby leased or the land on which the Premises hereby leased are situated.

39.  WAIVER

     The failure of Lessor to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that Lessor may have and shall not be deemed a waiver of any subsequent breach or default in any such agreements, terms, covenants and conditions.

40.  NOTICES

     Any notice or demand given by Lessor to Lessee shall be deemed to be duly given when served upon Lessee personally, or when left upon the Leased Premises, or when sent by telecopier, or when mailed to Lessee at the address of the Leased Premises.

     Lessee elects domicile at the Leased Premises for the purpose of service of all notices, writ of summons or other legal documents in any suit at law, action or proceeding which Lessor may take under this Lease.

     Any notice or demand given by Lessee to Lessor shall be deemed to be duly given when served upon Lessor personally or when mailed to Lessor at the address designated by Lessor for purposes of payment of the rent hereunder.

41.  DESCRIPTIVE HEADINGS

     The descriptive headings of this Lease are inserted for convenience in reference only and do not constitute a part of this Lease.

42.  INTERPRETATION

     This Lease shall be construed and governed by the laws of the Province of Quebec. Should any of the provisions of this Lease and/or its conditions be illegal or not enforceable under the Laws of the Province of Quebec, it or they shall be considered severable and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included.

     Words importing the singular number only shall include the plural and vice-versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and unless the contrary intention appears the words "Lessor" and "Lessee" wherever they appear in this Lease shall mean respectively "Lessor, its executors, administrators, successors and/or assigns", and "Lessee", its executors, administrators, successors and/or assigns", and if there is more than one Lessee or Lessor or the Lessee or Lessor is a female person or a corporation this Lease shall be read with all grammatical changes appropriate by reason thereof; and all covenants, liabilities and obligations shall be joint and several.

43.  INTERVENTION

44.  LANGUAGE

     The parties hereby confirm that they have requested that the present document be drafted in the English language.

     Les parties confirment par les presentes qu'ils ont demande que le present document soit redige dans la langue anglaise.

45.  PRIOR AGREEMENTS

     The present Lease cancels and supersedes any and all prior leases and agreements, written or otherwise, entered into the Lessor and the Lessee regarding the premises leased hereunder. This Lease and such rules and regulations as may be adopted and promulgated by the Lessor from time to time constitute the entire agreement between the parties.

46.  SPECIAL CONDITIONS

1. For purposes of Lessee's planned installation of pollution abatement equipment only and any further major equipment installation, the Lessors standard 15% supervision fee shall be reduced to 10% payable to the Lessor and shall only be applicable to the costs lessee shall incur by any of Lessors approved changes and modifications to the building structure. Building structure being defined as roof, load bearing walls, steel support columns, concrete floor and the erection of any block walls, as well as any changes and modifications to the building mechanical systems which shall be defined as the sprinkler system, air conditioning, ventilation, heating, electrical and plumbing systems. It is understood that said supervision fee shall not be applicable to the direct cost of the pollution abatement equipment or any other peripheral devices or units directly associated with the pollution abatement equipment such as motors, generators, compressors and necessary hardware.

2. The Lessee shall obtain the Lessor's approval which shall not be unreasonably withheld prior to the Lessee commencing any electrical work in the Building. Furthermore, the Lessee ensures that any new electrical work shall not diminish the existing power requirements of any of the other Lessees in the Building, also should it be deemed necessary by the Utility Authorities and/or Lessor that the Lessee requires additional space within the property for the construction of an electrical room, it is agreed that the

     Lessee shall be responsible to pay the proportionate increase in rent due to the Lessee's additional space requirement and any additional construction costs incurred by Lessor to provide such an area. The whole at Lessee's sole cost and expense and subject to the approval of the necessary utility authorities and subject to such an area in the Building being available for the Lessee.

3. The Lessee acknowledges having read and understood Clause No. 27 of this Lease.

4. Should the Lessee require larger premises than the 10,920 square feet the Lessee now occupies at any time up to July 31, 1995 and should the Lessor have such larger premises available in one of our many properties in the area and the parties mutually agree on the terms and conditions of a Lease which will then be signed at the time by both parties, this Lease shall be cancelled as of the commencement date of the new Lease without penalty and provided the Lessee has fulfilled all the terms and conditions of this Lease up to the date of cancellation.

5.   OPTION TO RENEW

     Provided the Lessee is not in default and on the condition that the Lessee has fully complied with all of its obligations under its present Lease, the Lessee shall have the right to renew its lease, once only, for a further period of THREE (3) YEARS, commencing AUGUST 1, 1995 and terminating JULY 31, 1998 under the same terms and conditions, save for the rental which shall be increased to $5.00 net per square foot per annum; provided the Lessor receives written notice from the Lessee of it intention to renew its Lease, no later than six (6) months prior to the expiration of said Lease, failing which this Option to Renew shall be considered null and void and of no further effect.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THE FOREGOING DEED OF LEASE ON THE 3rd DAY OF FEBRUARY, 1992.


----------------                            CYTREN INDUSTRIAL CORPORATION
WITNESS


[illegible]
-----------------                           Per:    /s/ Andre Mani
WITNESS                                     ----------------------------------
                                                    Andre Mani (LESSOR)

-----------------                           GRIFFITH MICRO SCIENCE LTD.
WITNESS


-----------------                           Per:    [illegible]
WITNESS                                     ----------------------------------
                                                    Axel Breuer (LESSEE)

              EXTRACT OF A RESOLUTION FROM THE BOARD OF DIRECTORS


CORPORATION NAME:  GRIFFITH MICRO SCIENCE LTD.
------------------------------------------------
EFFECTIVE:  February 3, 1992
          --------------------------------------


RESOLVED:

     THAT the Corporation be and it is hereby authorized to lease from CYTREN INDUSTRIAL CORPORATION the premises described in the Deed of Lease to be entered into between the Corporation and CYTREN INDUSTRIAL CORPORATION, a copy thereof attached hereto;

     THAT the said Deed of Lease be and it is hereby approved;

     THAT AXEL BREUER be and he is hereby authorized to sign, for and on behalf of the Corporation, the said Deed of Lease with such amendments as he may deem necessary;

     THAT AXEL BREUER be and he is hereby authorized to do all things and to sign all other documents necessary or useful to give full effect to this resolution.


CERTIFIED COPY




                                                 [illegible]
                                      ---------------------------------
                                                 (Secretary)


                                      ---------------------------------
                                                  (Title)



---------------------------------
Affix Corporation Seal

                                   SCHEDULE A




                                    [Survey]

                          LEASE EXTENSION AGREEMENT
--------------------------------------------------------------------------------

LEASE EXTENSION AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, PROVINCE OF QUEBEC, ON THIS ______ DAY OF THE MONTH OF APRIL 1998.



BETWEEN: 46th AVENUE INVESTMENTS LIMITED, a legal person, duly incorporated under the Canada Business Corporation Act, having its head office and principal place of business at 8300 Pie IX, Montreal, Province of Quebec H1Z 4E8, herein acting through and represented by Mr. Jordan Aberman duly authorized as he declares;

                      (hereinafter called the "Lessor")

AND: GRIFFITH MICRO SCIENCE LTD / GRIFFITH MICRO SCIENCE LTEE, a legal person, duly incorporated under the Canada Business Corporations Act, having its head office at 757 Pharmacy Avenue, Scarborough, Province of Ontario, M1L 3J8 and principal place of business at 2323, 46th Avenue, Lachine, Province of Quebec, H8T 3C9, herein acting through and represented by Mr. John Gilbert, its ______________, duly authorized as he so declares:

                      (hereinafter called the "Lessee")


WHEREAS the Lessor is the owner of that certain building bearing civic address 2305 to 2379, 46th Avenue, in the City of Lachine, Province of Quebec, ("Building") in virtue of the transfer from Cytren Industrial Corporation of its interest in the said Building;

WHEREAS in virtue of a lease dated January 20, 1992 ("Lease"), the Lessee leased those certain premises bearing civic address 2323, 46th Avenue, in the City of Lachine, Province of Quebec, having approximately TEN THOUSAND NINE HUNDRED TWENTY square feet (10,920 sq. ft.) ("Leased Premises") in the Building from Cytren Industrial Corporation for a period of THREE (3) years commencing on August 1, 1992 and terminating on July 31, 1995;

WHEREAS by a letter of renewal dated April 13, 1995 (the "First Renewal"), Cytren Industrial Corporation exercised its option to renew the Lease, as per Clause 18 (2), and the term has been extended for an additional period of ONE
(1) year commencing on August 1, 1995 and terminating on July 31, 1996, upon the terms and conditions set forth in the First Renewal;

WHEREAS by a letter of renewal dated May 6, 1996 (the "Second Renewal"), Cytren Industrial Corporation exercised its option to renew the Lease, as per Clause 18 (2), and the term has been extended for an additional period of ONE (1) year commencing on August 1, 1996 and terminating on July 31, 1997, upon the terms and conditions set forth in the Second Renewal;

WHEREAS by a letter of renewal dated February 5, 1997 (the "Third Renewal"), Cytren Industrial Corporation exercised its option to renew the Lease, as per Clause 18 (2), and the term has been extended for an additional period of ONE
(1) year commencing on August 1, 1997 and terminating on July 31, 1998, upon the terms and conditions set forth in the Third Renewal;

WHEREAS the Lease as modified by the First Renewal, the Second Renewal and the Third Renewal are hereinafter collectively referred to as the "Lease" and the Term as extended by the First Renewal, the Second Renewal and the Third Renewal are hereinafter collectively referred to as the "Term";

WHEREAS the Lessor and the Lessee agreed by this lease extension agreement (the "Lease Extension Agreement") to extend the Term of Lease for a further period of TEN (10) months, upon the terms and conditions hereinafter set forth;

THE PARTIES AGREE AS FOLLOWS:

1. The preamble hereinabove shall form an integral part of the present Lease Extension Agreement as if herein recited at length;

2. The Lease Extension Agreement is made upon and subject to the same terms and conditions as set forth in the Lease save only as modified by the terms hereof;

3. The Term of the Lease as specified in Clause 2 of the Lease shall be renewed and extended for an additional period of TEN (10) months which shall commence on August 1, 1998 and shall terminate on May 31, 1998, unless sooner terminated under the provisions hereof;

4. Effective August 1, 1998 until May 31, 1999, the Lessee shall pay to the Lessor a net net rent as follows:

            "4. NET NET RENT - 4.1 - The Lessee covenants and agrees to pay to the Lessor in lawful money of Canada without deduction, abatement or set off, the sum of FORTY FIVE THOUSAND FIVE HUNDRED DOLLARS ($45,500.00) plus G.S.T. and Q.S.T. payable in equal consecutive monthly installments of FOUR THOUSAND FIVE HUNDRED FIFTY DOLLARS ($4,550.00) plus G.S.T. and Q.S.T., subject to any taxes of similar nature, each in advance on the first day of each month during the term of this Lease."

5. The Lessee represents that it has examined and viewed the Leased Premises and accepts same in their present condition. the present Lease Extension Agreement is not subject to the Sections applicable to the leasehold improvements of the Lease which condition has already been satisfied;

6. The first sentence of the last sentence of Clause 6.3, entitled "6.3 Other Expenses", shall be deleted and replaced by the following sentence:

            "The Lessee undertakes to pay to the Lessor an administrative fee of FIVE percent (5%) on all sums due to the Lessor under this Lease".

7. The amount of insurance requested in Clause 9 of the Lease shall be increased to an amount not less than two million dollars ($2,000,000.00) during the term of this Lease Extension Agreement, and any renewal and/or extension hereof;

8. No alteration, amendment, change or addition to this Lease Extension Agreement is binding upon the Lessor unless it is in writing and signed by the Lessee and an authorized representative of the Lessor. The Lessor and the Lessee acknowledge and covenant to have read, examined, understood and approved all the provisions of this Lease Extension Agreement, including, without restriction, all schedules attached hereto and forming part hereof;

9. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged, and in full force and effect, except as modified by this Lease Extension Agreement. It is understood and agreed that all terms and expressions when used in this Lease Extension Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease;

10. The parties confirm that it is their wish that this Lease Extension Agreement be drawn up in English. Les parties aux presentes confirmant leur volonte que cotte convention solt redigee en englais.

--------------------------------------------------------------------------------
IN WITNESS WHEREOF this Lease Extension Agreement has been executed by the undersigned on the dates indicated above.


                                                46th AVENUE INVESTMENTS LIMITED
                                                (Lessor)


--------------------------                      --------------------------------
Witness:                                        Per: Mr. Jordan Aberman


--------------------------
Witness:

                                                GRIFFITH MICRO SCIENCE LTD/
                                                GRIFFITH MICRO SCIENCES LTEE
                                                (Lessee)


[Illegible]                                        /s/ Mr. John Gilbert
--------------------                            --------------------------------
Witness:                                        Per: Mr. John Gilbert


[Illegible]
--------------------
Witness: